Exhibit 10.2

                       EMPLOYMENT AGREEMENT

This Employment Agreement is entered into on the date written below, at Santa Monica, California, between Hollywood Previews, Inc. (the "Company") and, Scott Kapp ("Employee"). For good and valid consideration, the Company employs the Employee on the following terms and conditions:

Term of Employment. Subject to the provisions for termination set forth below, this agreement will begin on August 1, 2003 unless sooner terminated.

Salary. The Company shall pay Employee a salary of $18,000.00 annually for the services of the Employee, payable at regular payroll periods.

Duties and Position. The Company hereby hires Employee in the capacity of President. The Employee's duties shall include duties normally associated with President. These duties may be reasonably modified at the Company's discretion from time to time.

Employee to Devote Full Time to Company. The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

Agency Relationship. Employee understands and agrees that any and all accounts which Employee are or will be involved in selling to, servicing, or otherwise communicating with are directly related to the project(s) in which Company is involved. Therefore, any and all such accounts are the accounts of Company, and have been given to Employee to be handled only on a "representative" basis; with Company retaining the full and exclusive right to withdraw any or all of these accounts from Employee without cause or notice.

Employer/Employee Relationship. Employee understands that he/she is an employee of Company and acknowledges that Company will therefore be deducting federal and state tax withholding, FICA, SDI and any other amounts required to be withheld under state or federal law.

Confidentiality of Proprietary Information. Employee agrees, during or after the term of this employment, not to reveal confidential information, non-public information pertaining to the Company, its business, financial condition or operations or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed, the right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee. Application for an injunction or other provisional remedy will not waive the right to demand arbitration of any dispute.

Non-Disclosure of Documents. Employee agrees that all information and materials made available to Employee by Company are the property of Company and are not to be used for any purpose outside of Company's normal business without the express written consent of Company and shall be returned at once to Company upon demand as well as upon termination of Employment. All information received, developed, compiled, prepared, or used by Employee during the course of conducting business on behalf of Company, whether directly or indirectly, is Confidential Business Information of Company and Employee agrees not to disclose to others nor use such Confidential Business Information without Company's prior written consent. This obligation extends to any information or materials gathered or received by Employee in the course of Employee's employment with Company prior to the execution of this Agreement and these obligations shall survive any termination of this Agreement.

Reimbursement of Expenses. Any expense which Employee incurs in the course of performing his job duties shall be the sole obligation and expense of Employee unless Employee obtains the written approval for such business expense in advance. The Company shall reimburse Employee for all approved business expenses after the Employee presents an itemized account of expenditures, pursuant to Company reimbursement policy.

Vacation. After the period of one (1) year of full-time employment, the Employee shall be entitled to a yearly vacation of one week at full pay.

Disability. In Employee cannot perform the duties because of illness or incapacity for a period of more than 2 weeks, the compensation otherwise due during said illness or incapacity will be reduced by 100% (100 percent). The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent from work for any reason for a continuous period of over three (2) months, the Company may terminate the Employee's employment, and the Company's obligations under this agreement will cease on that date.

Termination of Agreement. Employee is an employee at will. Without cause, the Company may terminate this agreement at any time upon fourteen (14) days' written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and may be paid his/her regular salary up to the date of termination. Without cause, the Employee may terminate employment upon fourteen (14) days' written notice to the Company. Employee may be required to perform his or her duties and will be paid the regular salary to date of termination. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon fourteen (14) days' notice to the Employee should any of the following events occur:

The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or The Company's decision to terminate its business and liquidate its assets; or The merger or consolidation of the Company with another company; or The Company becomes Insolvent, declares bankruptcy or chapter 11 reorganization protection.

Non-Solicitation. For a period of one year after the end of Employee's employment, Employee shall not solicit any of Company's clients or accounts.

Death Benefit. Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

Effect of Prior Agreements. This Agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration conducted in Los Angeles County in any of the following venues:
Alternative Resolution Center, Judicate West, or the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

Limited Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

Oral Modifications Not Binding. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Any attempt at oral modification shall have no effect.

Integration.   This Agreement incorporates by reference the separate Waiver and Conveyance of Pre- and Post-Employment Works, and the Employee Handbook. These three documents constitute the full and entire agreement between the parties and there is no other oral or written representation that either party relies upon in entering into this Agreement.


Executed this date, February 27, 2004.


For Hollywood Previews, Inc.

By:


/s/ Kelly Konzelman
---------------------------------
Kelly R. Konzelman,
Executive Vice President, Hollywood Previews, Inc.




/s/ Scott Kapp
--------------------------------
Scott Kapp  (Employee)